FIRST AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP

OF

GRUBB & ELLIS APARTMENT REIT HOLDINGS, L.P.

This First Amendment to Agreement of Limited Partnership (the “Amendment”) of GRUBB & ELLIS APARTMENT REIT HOLDINGS, L.P. (f/k/a NNN APARTMENT REIT HOLDINGS, L.P.) (the “Partnership”), entered into as of June 3, 2010, by and among GRUBB & ELLIS APARTMENT REIT, INC. (f/k/a NNN APARTMENT REIT, INC.), a Maryland corporation (the “Company” or the “General Partner”), GRUBB & ELLIS APARTMENT REIT ADVISOR, LLC (f/k/a NNN APARTMENT REIT ADVISOR, LLC), a Virginia limited liability company (the “Special Limited Partner”) and GRUBB & ELLIS APARTMENT REIT ADVISOR, LLC, as the initial limited partner (the “Initial Limited Partner”) and those parties whom from time to time become Limited Partners as provided in that certain Agreement of Limited Partnership dated as of December 27, 2005 (the “Partnership Agreement”) by virtue of their interest in the Partnership (capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Partnership Agreement).

WHEREAS, pursuant to the authority granted to the General Partner in Article XI of the Partnership Agreement, the General Partner wishes to amend the Partnership Agreement as described below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Redemption of Incentive Limited Partnership Interest. Sections 8.04(b) and 8.04(c) of the Partnership Agreement are hereby deleted and replaced in their entirety with the following:

“(b) No distribution or payment will be paid to the Advisor in connection with an internalization of the Advisor pursuant to the Company’s conversion to a self-administered REIT and the Incentive Limited Partnership Interest of the Special Limited Partner will not be redeemed. The provisions of this section 8.04(b) are not intended to limit any other compensation or distribution the Company or the Partnership may pay the Advisor pursuant to this Agreement or any other agreement.

(c) Upon a termination of the advisory agreement between the Advisor and the Company in connection with any other event except the listing described in Section 8.04(a), the Incentive Limited Partnership Interest of the Special Limited Partner will be redeemed by the General Partner for a redemption price equal to the amount of the distribution that the Special Limited Partner would receive pursuant to Section 5.02(b)(ii) hereof if the Partnership were immediately to sell all of its Properties for their fair market value; provided, however, that upon such termination, the Special Limited Partner, in its sole discretion, may elect, within five (5) business days after the date of such termination, to defer the redemption of the Incentive Limited Partnership Interest of the Special Limited Partner and instead elect (“Deferred Payment Election”) to receive a deferred termination distribution (“Deferred Termination Amount”), which, notwithstanding any other provisions herein to the contrary, shall include any Properties acquired and/or owned by the General Partner (either directly or through third parties) at the time of such termination and any Properties acquired and/or owned by the General Partner (either directly or through third parties) after the date of such termination for which the Special Limited Partner was entitled to receive an acquisition fee pursuant to the advisory agreement for services rendered (the “Included Assets”), but shall exclude any new Properties acquired and/or owned by the General Partner (either directly or through third parties) after such termination, other than the Included Assets (the “Separate Asset Value”). The Incentive Limited Partnership Interest shall be redeemed for the Deferred Termination Amount, if any, within five (5) business days after the first to occur of (x) a listing described in Section 8.04(a) herein or (y) a liquidation or Transaction (an “Other Liquidity Event”), in an amount equal to:

(i) if in connection with a listing described in Section 8.04(a) herein, 15.0% of the amount, if any, by which (A) the appraised fair market value as of the listing date of the Included Assets, less any indebtedness secured by such assets as of the listing date, plus the cumulative distributions made to the General Partner and to any Limited Partners (other than the Special Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the listing date, exceeds (B) the sum of (I) the Invested Capital as of the listing date (excluding Invested Capital relating to the Separate Asset Value), (II) the capital value of any Partnership Units issued in connection with the acquisition of the Included Assets to the Limited Partners (other than the Special Limited Partner) as valued by the General Partner as of the date of such issuance, and (III) the Return that has accrued with respect to such Invested Capital of the General Partner and that has accrued to any Limited Partners (other than the Special Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets for the period from the inception of the Partnership through the listing date; or

(ii) if in connection with an Other Liquidity Event, 15.0% of the amount, if any, by which (A) the appraised fair market value as of the Other Liquidity Event of the Included Assets, less any indebtedness secured by such assets as of the Other Liquidity Event, plus the cumulative distributions made to the General Partner and to any Limited Partners (other than the Special Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the Other Liquidity Event, exceeds (B) the sum of (I) the Invested Capital as of the Other Liquidity Event (excluding Invested Capital relating to the Separate Asset Value), (II) the capital value of any Partnership Units issued in connection with the acquisition of the Included Assets to the Limited Partners (other than the Special Limited Partner) as valued by the General Partner as of the date of such issuance, and (III) the Return that has accrued with respect to such Invested Capital of the General Partner and that has accrued to any Limited Partners (other than the Special Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets for the period from the inception of the Partnership through the Other Liquidity Event;

provided, further, that if the Special Limited Partner makes a Deferred Payment Election, the Special Limited Partner shall not be entitled to receive any other amounts under Section 5.02(b) or Section 8.04(a) hereof following the date of such election.

The redemption price of the Incentive Limited Partnership Interest or the Deferred Termination Amount shall be payable in cash or in REIT Shares or Limited Partnership Interests, if agreed to by the Special Limited Partner and the General Partner, except that the Special Limited Partner shall not be permitted to elect to receive REIT Shares to the extent that doing so would cause the Company to fail to qualify as a REIT.

Notwithstanding any other provisions herein to the contrary, the Special Limited Partner acknowledges and agrees that: (i) the Special Limited Partner has not received and the General Partner has not provided any assurance or representation of any kind relating to the Deferred Termination Amount; (ii) the Special Limited Partner does not have any expectation of any minimum level of the Deferred Termination Amount; (iii) the Special Limited Partner shall not have any rights or interests of any kind with respect to the Separate Asset Value; (iv) neither the General Partner nor any director, officer, stockholder, partner, member, employee, trustee, representative or agent of the General Partner shall have any liability or responsibility to the Special Limited Partner for any act or omission performed or failed to be performed by it, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission relating to the acquisition, management, operation, or disposition of the Properties; (v) the General Partner shall have full power, authority, discretion and control with respect to the Properties; (vi) the Deferred Termination Amount, if any, is and shall be deemed to be a contingent interest; (vii) nothing herein shall in any way limit or restrict the General Partner’s rights to pursue follow-on offerings; and (viii) any rights of the Special Limited Partner to the Deferred Termination Amount, if any, are personal to the Special Limited Partner and, notwithstanding any other provisions herein to the contrary, may not be assigned by the Special Limited Partner except to an Affiliate or successor entity. Nothing herein shall limit the Special Limited Partner’s (or its Affiliates’) rights to pursue and engage in other offerings in the same or other asset class(es).”

2. Effect. Except as set forth above, the Partnership Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed part of the same document.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this First Amendment to Agreement of Limited Partnership, all as of the date first above written.

GENERAL PARTNER:

GRUBB & ELLIS APARTMENT REIT, INC.,
a Maryland corporation

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
SPECIAL LIMITED PARTNER:
GRUBB & ELLIS APARTMENT REIT ADVISOR, LLC,
a Virginia limited liability company

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

INITIAL LIMITED PARTNER:

GRUBB & ELLIS APARTMENT REIT ADVISOR, LLC,

a Virginia limited liability company

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President